Exhibit 99.1

SCOLR Pharma Announces Worldwide Licensing Agreement with

Wyeth Consumer Healthcare

BELLEVUE, WA., December 22, 2005, - SCOLR Pharma, Inc. (Amex: DDD) announced today that it has executed a Licensing Agreement with Wyeth Consumer Healthcare, a division of Wyeth (NYSE: WYE), granting Wyeth Consumer Healthcare the worldwide rights to utilize SCOLR Pharma’s proprietary and patented CDT® drug delivery platform for the potential use in an over-the-counter (OTC) formulation. There is currently no formulation of this type approved for use in North America.

Under the terms of this Agreement, Wyeth Consumer Healthcare will pay SCOLR Pharma an upfront licensing fee, and will make milestone and royalty payments. The License Agreement also contemplates further arrangements between SCOLR Pharma and Wyeth Consumer Healthcare with respect to other potential products that utilize SCOLR Pharma’s proprietary CDT drug delivery platform. Details of the initial payment and future contingent payments to SCOLR Pharma were not disclosed.

Total global OTC sales of the market in which the product will compete are estimated at more than $8 billion according to IMS Review Plus data.

Daniel O. Wilds, President and CEO, said, “We are very pleased to be working with Wyeth Consumer Healthcare to develop a formulation using our CDT drug delivery technology. We believe this collaboration clearly demonstrates the value of our platform technology and we are delighted that Wyeth Consumer Healthcare, one of the world’s premier consumer healthcare companies with a premiere position in the OTC market, has chosen to establish a relationship with SCOLR Pharma. This agreement is a significant milestone achievement for the Company, and we believe further demonstrates the potential interest of major worldwide pharmaceutical companies in our versatile CDT technology platform.”

About SCOLR Pharma

Based in Bellevue, Washington, SCOLR Pharma, Inc. is a specialty pharmaceutical company leveraging formulation expertise and its patented CDT platform to introduce distinctive and novel OTC products, prescription drugs and dietary supplements. SCOLR Pharma’s CDT drug delivery platform provides distinctive products with tangible benefits for the consumer and competitive commercial advantages for licensees. For more information on SCOLR Pharma, please call 425.373.0171 or visit http://www.scolr.com/.

This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties, including activities, events or developments that the Company expects, believes or anticipates will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the Company’s ability to successfully develop new formulations and complete research and development, including pre-clinical and clinical studies, the Company’s ability to raise additional funds, the continuation of arrangements with the Company’s product development partners and customers, competition, government regulation and approvals, and general economic conditions. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov. Readers are cautioned that such statements are not guarantees of future performance and that actual results or developments may differ materially from those set forth in the forward-looking statements. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstances.

Copyright ©2005 SCOLR Pharma, Inc. All Rights Reserved.

About Wyeth Consumer Healthcare:

Wyeth Consumer Healthcare, a division of Wyeth, is one of the world’s leaders in the development, manufacture and marketing of non-prescription medicines, vitamins and nutritional products including such established brands as Advil®, Centrum®, ChapStick®, Dimetapp® and Robitussin®.

About Wyeth:

Wyeth (NYSE:WYE) is one of the world’s largest research-driven pharmaceutical and health care products companies. It is a leader in the discovery, development, manufacturing, and marketing of pharmaceuticals, vaccines, biotechnology products and non-prescription medicines that improve the quality of life for people worldwide. The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

The statements in this press release that are not historical facts are forward-looking statements based on current expectations of future events that involve risks and uncertainties including, without limitation, risks associated with the inherent uncertainty of the timing and success of pharmaceutical research, product development, manufacturing, commercialization, economic conditions including interest and currency exchange rate fluctuations, changes in generally accepted accounting principles, the impact of competitive or generic products, trade buying patterns, wars or terrorist acts, product liability and other types of lawsuits, the impact of legislation and regulatory compliance and obtaining reimbursement, favorable drug pricing, access and other approvals, environmental liabilities, and patent, and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports, including current reports on Form 8-K, quarterly reports on Form 10-Q and the annual report on Form 10-K, filed with the Securities and Exchange Commission. Actual results may vary materially from the forward-looking statements. The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:
Investor Relations:	Francis Sullivan
Cameron Associates	Wyeth Consumer Healthcare
Kevin McGrath	973-660-6923
212.245.4577	sullivf@wyeth.com
Kevin@cameronassoc.com